As filed with the Securities and Exchange Commission on September 9, 2024

Registration No. 333-266470

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-266470

UNDER THE SECURITIES ACT OF 1933

Talis Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-3122255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1375 West Fulton Market, Suite 700

Chicago, Illinois 60607

(650) 433-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Kelley

Chief Executive Officer

Talis Biomedical Corporation

1375 West Fulton Market, Suite 700

Chicago, Illinois 60607

(650) 433-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Dunn

Seyfarth Shaw LLP

700 Milam Street, 15th Floor

Houston, TX 77002

(713) 238-1817

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment to the Registration Statement on Form S-8 (No. 333-266470), as amended (the “Registration Statement”), is being filed to remove from registration all unsold securities of Talis Biomedical Corporation (the “Company”) registered under the Registration Statement with respect to the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Talis Biomedical Corporation. Since January 1, 2024, the Company has not offered or sold any securities registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 9, 2024.

TALIS BIOMEDICAL CORPORATION

By:	/s/ Robert J. Kelley
Name:	Robert J. Kelley
Title:	Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.